UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 7, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18390 NE 68th Street

Redmond, Washington 98052

(Address of principal executive offices) (Zip code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 7, 2026, the Board of Directors (the “Board”) of MicroVision, Inc. (the “Company”) appointed Christine Chambers as the Company’s Chief Financial Officer and principal financial and accounting officer, effective as of August 27, 2026 (the “Effective Date”).

Ms. Chambers, age 49, most recently served as Chief Financial Officer of Fusemachines Inc. (NASDAQ: FUSE), an enterprise artificial intelligence solutions and services company, from July 2025 to August 2026. Prior to that, she served as Chief Financial Officer, Treasurer and Secretary of PetMed Express, Inc. (NASDAQ: PETS) from August 2022 to August 2024, and as Senior Vice President, Chief Financial Officer and Treasurer of RealNetworks, Inc. (NASDAQ: RNWK) from March 2021 to August 2022 She also held senior finance leadership positions at Rosetta Stone from June 2018 to March 2021. Previously, she served as Deputy Director, Budget and Planning at the Bill & Melinda Gates Foundation and spent eight years in finance roles at RealNetworks. Ms. Chambers earned an MBA from the University of Washington and a bachelor’s degree in finance from Loughborough University in the United Kingdom. She is an Associate Member of the Chartered Global Management Accountants (CGMA).

In connection with her appointment, the Compensation Committee of the Board approved certain compensatory arrangements for Ms. Chambers. Specifically, the Compensation Committee approved (i) an annual cash base salary of $425,000, payable in accordance with the Company’s standard payroll practices, (ii) an annual incentive bonus opportunity, targeted at 65% of base salary, to be paid in the form of cash or vested restricted stock units, or RSUs, (iii) a one-time new-hire equity incentive award, payable in the form of RSUs valued at $1,000,000 on the grant date, scheduled to vest over four years subject to continued employment on each vesting date, and (iv) an annual long-term equity incentive opportunity, payable in the form of RSUs valued at $800,000 on the grant date scheduled to vest in three equal installments on each of the first, second, and third anniversaries of grant subject to continued employment on each vesting date. The RSU awards are to be granted pursuant to a MicroVision, Inc. equity incentive plan or inducement equity incentive plan, and subject to the terms and conditions of such plan and the award agreements thereunder.

Effective three months following her start date, Ms. Chambers will participate in the Company’s Key Executive Severance and Change in Control Plan as a Tier 2 Executive, which provides for certain benefits in the event of certain terminations of employment. Ms. Chambers will also participate in the benefits and programs generally available to other employees of the Company, including expense reimbursement, retirement, insurance and vacation.

There are no arrangements or understandings between Ms. Chambers and any other persons pursuant to which she was appointed to the position described above and no family relationships exist among Ms. Chambers and any of the Company’s directors or executive officers.

Transition of Interim Chief Financial Officer

In connection with Ms. Chambers’ appointment, on August 7, 2026 the Board approved that, effective as of the Effective Date, Stephen Hrynewich will cease to serve as the Company’s Interim Chief Financial Officer but will continue to serve in a senior finance role at the Company. As previously disclosed in the Company’s Current Report on Form 8-K filed on November 21, 2025, Mr. Hrynewich was appointed Interim Chief Financial Officer while the Company conducted a search for a permanent Chief Financial Officer. Mr. Hrynewich’s transition from the role of Interim Chief Financial Officer was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
99.1	Press release of MicroVision, Inc. dated August 10, 2026
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: August 10, 2026